Arthur
                                    Andersen

June 23, 1997


                                        _______________________________________
                                        Arthur Andersen LLP


                                        _______________________________________
                                        1345 Avenue of the Americas
                                        New York, New York 10105-0032

United States Securities and Exchange Commission
Washington, DC 20549

Dear Gentlemen:

We have read Part II, Item 3 included in the attached Form 10=SB of Janus Industries, Inc. to be filed with the Securities and Exchange Commission in June, 1997, and are in agreement with the statements contained therein.

Sincerely,



Arthur Andersen LLP